Exhibit 5.1
FENWICK & WEST LLP

silicon valley center    801 california street    mountain view, ca 94041
tel 650.988.8500    fax 650.938.5200    www.fenwick.com
January 12, 2009
ArcSight, Inc.
5 Results Way
Cupertino, CA 95014
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by ArcSight, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on January 12, 2009, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,575,520 shares of the Company’s common stock, $0.00001 par value (the “Stock”), that are subject to issuance and sale by the Company (a) upon the exercise of stock options to be granted and the grant of restricted stock, stock appreciation rights, restricted stock units, performance shares or stock bonuses under the Company’s 2007 Equity Incentive Plan (the “2007 EIP”) and (b) pursuant to the Company’s 2007 Employee Stock Purchase Plan (the “2007 ESPP”).
     In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:
(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on February 20, 2008;

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on February 20, 2008;

(3)	the Registration Statement, together with the Exhibits filed as a part thereof;

(4)	the prospectus, dated January 12, 2009, prepared in connection with the Registration Statement (the “Prospectus”);

(5)	the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books, which are in our possession;

(6)	the stock records for the Company that the Company has provided to us (consisting of a report from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the close of business on the immediately preceding calendar day and a summary report of even date herewith prepared by the Company’s stock administrator of outstanding options to purchase shares of the Company’s capital stock as of the close of business on the immediately preceding calendar day); and

(7)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

ArcSight, Inc.
January 12, 2009

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will be effective under the Securities Act, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.
     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents, or if the Stock is issued in book entry form, the transfer agent and registrar for the Stock will appropriately register such issuance in the books and records of the Company and issue an appropriate account statement evidencing the Stock credited to the recipient’s account.
     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.
     Based upon the foregoing, it is our opinion that 1,575,520 shares of Stock, that may be issued and sold by the Company (a) upon the exercise of stock options to be granted and the grant of restricted stock, stock appreciation rights, restricted stock units, performance shares or stock bonuses under the 2007 EIP and (b) pursuant to the 2007 ESPP, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and relevant plan prospectus as approved by the Company’s Board of Directors, will be validly issued, fully paid and nonassessable.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
Very truly yours,
FENWICK & WEST LLP
/s/ David A. Bell

David A. Bell